Exhibit 10(f)




One-time election to receive cash dividends for 2003 Restricted Stock Unit (RSU) grant

By checking the box below, I hereby elect to change my dividend payment method for my 2003 RSU grant from Reinvested Dividend Equivalents(1) to Pay-Through Dividend Equivalents(2):

                                 Number of RSUs       Pay-Through
             Award Date            Awarded on          Dividend
                                 Grant Date(3)        Equivalent
                                                       Election
                                  FON      PCS

            _____________       _______  _______     _____________

If I fail to elect Pay-Through Dividend Equivalents above, I elect to continue to be subject to Reinvestment Dividend Equivalents until the shares are delivered to me.

This election will be effective beginning with the second quarter 2004 dividend. I understand that on March 31, 2004, my then current dividend payment election will remain in effect and I will not be able to subsequently change the 2003 RSU dividend payment method.




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                              Date




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1  Reinvested  Dividend  Equivalents  means on each date on which Sprint pays an ordinary cash dividend on shares of stock underlying an RSU, the number of shares represented by each RSU will be increased by a number of whole or fractional shares equal to (a) the cash dividend per share paid on the underlying stock (b) divided by the fair market value of one share of the underlying stock on the dividend payment date.
2 Pay-Through Dividend Equivalents means on each date on which Sprint pay an ordinary cash dividend on shares of stock underlying an RSU on the dividend payment date, Sprint will pay to Executive a cash payment equal to the cash dividend per share paid on the underlying stock.
3 This election will apply to all RSUs granted, additional FON RSUs resulting from reinvestment of Reinvestment Dividend Equivalents as to the effective date of this election and additional FON shares you will receive upon the automatic conversion of PCS RSUs into FON RSUs due to the tracking stock recombination at the 0.5 conversion ratio effective April 23, 2004.